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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Experts" and "Interim Results and Seasonality" and to the use of our report dated September 30, 2013 in the Amendment No. 2 to the Registration Statement (Form S-1 No. 333-191465) and related Prospectus of The Container Store Group, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas
October 30, 2013

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  Exhibit 23.1